
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from consolidated financial statements of Alco Standard Corporation and subsidiaries and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          SEP-30-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                      90,106,000
<SECURITIES>                                         0
<RECEIVABLES>                            1,224,327,000
<ALLOWANCES>                                48,628,000
<INVENTORY>                                747,895,000
<CURRENT-ASSETS>                         2,160,567,000
<PP&E>                                     745,235,000
<DEPRECIATION>                             375,285,000
<TOTAL-ASSETS>                           4,737,575,000<F2>
<CURRENT-LIABILITIES>                    1,390,077,000
<BONDS>                                    325,314,000
<COMMON>                                   637,414,000
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                492,076,000<F1>
<OTHER-SE>                                 739,047,000
<TOTAL-LIABILITY-AND-EQUITY>             4,737,575,000<F3>
<SALES>                                  9,794,186,000
<TOTAL-REVENUES>                         9,891,826,000
<CGS>                                    7,326,721,000
<TOTAL-COSTS>                            7,366,937,000<F4>
<OTHER-EXPENSES>                         2,109,148,000<F5>
<LOSS-PROVISION>                            21,900,000
<INTEREST-EXPENSE>                          55,838,000
<INCOME-PRETAX>                            359,903,000
<INCOME-TAX>                               140,630,000
<INCOME-CONTINUING>                        219,273,000
<DISCONTINUED>                            (16,541,000)<F6>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               202,732,000
<EPS-PRIMARY>                                     1.67<F7>
<EPS-DILUTED>                                     1.63<F8>

<F1>Redeemable solely at the Company's option.
<F2>Includes Finance Subsidiaries assets (primarily lease receivables) of
$983,322,000
<F3>Includes Finance Subsidiaries liabilities (primarily debt) of $872,783,000
<F4>Includes Finance Subsidiaries interest of $40,216,000
<F5>Represents selling, general, and administrative expenses.
<F6>Represents loss on discontinued operations net of income tax benefit of
$7,089,000.
<F7>Primary earnings per share from continuing operations is $1.81, from discontinued operations ($0.14).
<F8>Fully diluted earnings per share from continuing operations is $1.77, from discontinued operations ($0.14).

